UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SUPERTEL HOSPITALITY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPERTEL HOSPITALITY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 28, 2009

The Annual Meeting of the shareholders of Supertel Hospitality, Inc. will be held at the Doubletree Hotel at 1616 Dodge Street, Omaha, Nebraska 68102, on Thursday, May 28, 2009, at 10:00 a.m., local time, for the following purposes:

1.	To elect directors to serve on the Board of Directors until the annual meeting of shareholders in 2010 or until their successors have been duly elected and qualified;

2.	To approve an amendment of the Supertel 2006 Stock Plan;

3.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2009;

4.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Only shareholders of the Company of record as of the close of business on April 13, 2009 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

We enclose, as a part of this Notice, a Proxy Statement which contains further information regarding the Annual Meeting and the items of business.

In order that your shares may be represented at the Annual Meeting, you are urged to promptly complete, sign, date and return the accompanying Proxy Card in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting in person you may, if you wish, vote personally on all matters brought before the Annual Meeting even if you have previously returned your Proxy Card.

By Order of the Board of Directors,

PAUL J. SCHULTE
Chairman of the Board

Norfolk, Nebraska

April 17, 2009

SUPERTEL HOSPITALITY, INC.

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of Supertel Hospitality, Inc. (the Company) for use at the annual meeting of shareholders to be held on Thursday, May 28, 2009 and any adjournments thereof. The mailing address of the principal executive offices of the Company is 309 N. 5th St., Norfolk, NE 68701. This Proxy Statement and the Proxy Card, Notice of Meeting and the Company’s Annual Report, all enclosed herewith, are first being mailed to the shareholders of the Company on or about April 17, 2009.

The Proxy Solicitation

There are two parts to this solicitation: the Proxy Card and this Proxy Statement. The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. This Proxy Statement provides you with information that you may find useful in determining how to vote.

The solicitation of proxies is being made by the Company primarily through the use of the mails. The cost of preparing and mailing this Proxy Statement and accompanying material, and the cost of any supplementary solicitations, which may be made by mail, telephone or personally by officers of the Company, will be borne by the Company.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder giving a proxy has the power to revoke it by submitting a properly executed proxy bearing a later date, by delivering written notice of revocation to the Secretary of the Company before or at the Annual Meeting or by attending the meeting and voting in person. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. The proxy will be voted as specified by the shareholder in the space(s) provided on the Proxy Card. If no specification is made, the proxy will be voted “for” the seven nominees for directors, “for” the amendment of the Supertel 2006 Stock Plan, and “for” ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2009.

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Shareholders to be held on May 28, 2009:

The proxy statement and annual report to shareholders for the fiscal year ended December 31, 2008 are available under “Investor Relations” at our website: www.supertelinc.com.

Voting Rights of Shareholders and Votes Required

Only those shareholders of record at the close of business on April 13, 2009, are entitled to notice of and to vote at the Annual Meeting, or any postponements or adjournments of the meeting. At the close of business on April 13, 2009, the Company had 21,788,288 shares of common stock outstanding, $.01 par value per share. The Company has 803,270 shares of its non-voting Series A Preferred Stock and 332,500 shares of its non-voting Series B Preferred Stock (“Preferred Stock”) outstanding. Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Cumulative voting is not permitted. Under Virginia law and the Company’s articles of incorporation and bylaws, a majority of the outstanding shares entitled to vote must be present in person or by proxy at the Annual Meeting to constitute a quorum for the transaction of business.

Shares of common stock represented by proxies marked “abstain” will be counted as shares present for purposes of determining a quorum. Shares of common stock that are voted by brokers holding shares for beneficial owners on some matters will be treated as present for purposes of determining a quorum, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority is withheld by the broker (“broker non-votes”). No specific provision of Virginia law or the Company’s articles of incorporation or bylaws address abstentions or broker non-votes.

The seven nominees receiving the most votes cast at the Annual Meeting will be elected directors; therefore broker non-votes will not affect the outcome of the election of directors.

The proposal to approve the amendment of the Supertel 2006 Stock Plan requires the affirmative vote of the majority of shares present in person or represented by proxy. Abstentions will have the same effect as a vote against this proposal. Broker non-votes on this proposal are treated as shares for which voting power has been withheld by the beneficial holders of those shares and therefore will not be counted as votes for or against this proposal.

With regard to any other matter, including ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, shareholders may vote in favor, vote against or abstain from voting on the matter. Approval of such a matter requires more votes cast “for” the matter than votes cast “against” the matter. Thus, although abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining if a proposal has been approved, and therefore have no effect.

SECURITIES OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock and Preferred Stock as of April 13, 2009 by the following persons (a) each shareholder known to us to beneficially own more than 5% of the outstanding shares of our common stock, (b) each director, (c) each executive officer named in the Summary Compensation Table and (d) all directors and executive officers as a group. On April 13, 2009 there were 21,788,288 shares of common stock outstanding, 803,270 shares of Series A Preferred Stock and 332,500 shares of Series B Preferred Stock outstanding. The shares of Preferred Stock are non-voting.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Mark H. Tallman P. O. Box 4397 Lincoln, NE 68504	Common Stock	2,071,500	(2)	9.51%
Lord, Abbett & Co., LLC 90 Hudson Street Jersey City, NJ 07302	Common Stock	1,099,977	(2)	5.05%
Paul J. Schulte	Common Stock	1,009,221	(3)	4.62%
Allen L. Dayton	Common Stock	946,169	(4)	4.34%
William C. Latham	Common Stock	943,611	(5)	4.33%
Steve H. Borgmann	Common Stock	889,400	(6)	4.08%
Jeffrey M. Zwerdling	Common Stock	168,546	(7)	*
	Series A Preferred Stock	16,250		*
George R. Whittemore	Common Stock	124,815	(8)	*
Joseph Caggiano	Common Stock	40,714	(9)	*
Loren Steele	Common Stock	19,364	(10)	*
Patrick J. Jung	Common Stock	18,714	(11)	*
Kelly A. Walters	Common Stock	50,000		*
	Series B Preferred Stock	2,104		*
Donavon A. Heimes	Common Stock	42,500	(12)	*
Steven C. Gilbert	Common Stock	27,001	(13)	*
Corrine L. Scarpello	Common Stock	29,500	(14)	*
David L. Walter	Common Stock	29,071	(15)	*
All directors and executive officers as a group (13 persons)	Common Stock	4,338,626	(16)	19.74%
	Series A Preferred Stock	16,250		*
	Series B Preferred Stock	2,104		*

*	Represents less than 1% of the outstanding shares.
(1)	In calculating the indicated percentage, the denominator includes the shares of common stock that would be acquired by the person through the exercise of options. The denominator excludes the shares of common stock that would be acquired by any other person upon such exercise.
(2)	Based solely on Schedule 13G delivered to the Company by the beneficial owner.
(3)	Includes 34,200 shares of common stock owned by Mr. Schulte’s wife, and 40,000 shares of common stock which he has the right to acquire through the exercise of options. Mr. Schulte has pledged his common stock to secure a personal line of credit of $1,356,000 with a bank.
(4)	Includes 784,055 shares of common stock held by the Southern Improvement Company, Inc., 138,800 shares of common stock held by Video Service of America, Inc., and 5,714 shares of common stock which he has the right to acquire through the exercise of options. Mr. Dayton has pledged 352,000 shares of common stock.
(5)	Includes 863,611 shares of common stock held by Budget Motels, Inc.
(6)	Includes 24,500 shares held by Mr. Borgmann’s wife, 1,500 shares held by his child and 5,714 shares of common stock which he has the right to acquire through the exercise of options.
(7)	Includes 43,659 shares of common stock held in various accounts of which Mr. Zwerdling serves as trustee or over which he has complete trading authorization (these positions are revocable), and 2,857 shares of common stock which he has the right to acquire through the exercise of options.
(8)	Includes 46,176 shares of common stock owned by Mr. Whittemore’s wife, and 5,714 shares of common stock he has the right to acquire through the exercise of options.
(9)	Includes 5,714 shares of common stock which Mr. Caggiano has the right to acquire through the exercise of options.

(10)	Includes 5,714 shares of common stock which Mr. Steele has the right to acquire through the exercise of options.
(11)	Includes 1,000 shares of common stock owned by Mr. Jung’s wife and 5,714 shares of common stock which Mr. Jung has the right to acquire through the exercise of options.
(12)	Includes 500 shares of common stock owned by Mr. Heimes’ wife and 40,000 shares of common stock which he has the right to acquire through the exercise of options.
(13)	Includes 25,001 shares of common stock which Mr. Gilbert has the right to acquire through the exercise of options.
(14)	Includes 25,000 shares of common stock which Ms. Scarpello has the right to acquire through the exercise of options.
(15)	Includes 250 shares of common stock owned by Mr. Walter’s wife and 25,001 shares of common stock which Mr. Walter has the right to acquire through the exercise of options.
(16)	Includes 192,143 shares of common stock which the directors and executive officers have the right to acquire through the exercise of options.

CORPORATE GOVERNANCE

Independence

The Company’s Articles of Incorporation and the Nasdaq Stock Market listing standards each requires that a majority of the Board of Directors are to be independent directors. The Articles of Incorporation defines an independent director as a person who is not an officer or employee of the Company or an affiliate of (a) any advisor to the Company under an advisory agreement, (b) any lessee of any property of the Company, (c) any subsidiary of the Company, or (d) any partnership which is an affiliate of the Company.

The Nasdaq Stock Market listing standards defines an independent director as a person other than an executive officer or employee of the Company or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons are not considered independent under the listing standards:

•	a director who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company;

•

a director who accepted or who has a family member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

•	compensation for Board or Board committee service;

•	compensation paid to a family member who is an employee (other than an executive officer) of the Company ; or

•	benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•	a director who is a family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;

•

a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

•	payments arising solely from investments in the Company’s securities; or

•	payments under non-discretionary charitable contribution matching programs;

•

a director who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or

•

a director who is, or has a family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Board of Directors

The current nine-member Board of Directors is comprised of a majority of independent directors, as defined by the Nasdaq Stock Market listing standards and the Company’s Articles of Incorporation. The Board of Directors has determined that the following directors are independent under the Company’s Articles of Incorporation and the Nasdaq Stock Market listing standards: Messrs. Borgmann, Zwerdling, Steele, Caggiano, Dayton, Whittemore and Jung. Pursuant to purchase agreements entered into on February 9, 2007, the Company purchased a total of six hotels from Waterloo Hospitality, Inc. and Budget Motels, Inc., entities owned and controlled by Mr. Latham for an aggregate purchase price of $38,600,000, paid in cash, assumption of debt of the entities and the issuance of 863,611 common operating units in Supertel Limited Partnership. On April 2, 2009, Mr. Latham received 863,611 shares of Supertel common stock in exchange for the common operating units in accordance with the terms of the partnership agreement of Supertel Limited Partnership.

The Board of Directors held nine meetings in 2008. During 2008, all directors attended at least 75% of all Board meetings and meetings of the committees on which they served. The non-employee directors met in executive session at all board meetings in 2008 without management present, and will meet in executive session without management present at all future board meetings.

The Company has not adopted a formal policy on Board members’ attendance at its annual meetings of shareholders, although all Board members are encouraged to attend and historically most have done so. All Board members attended the Company’s 2008 Annual Meeting of Shareholders.

The Company’s Board of Directors has an Investment Committee, Compensation Committee, Nominating Committee and an Audit Committee. The Board of Directors may, from time to time, form other committees as circumstances warrant. Such committees have the authority and responsibility delegated to them by the Board of Directors.

Compensation Committee

The Compensation Committee currently consists of Messrs. Steele (Chairman), Borgmann, Caggiano and Dayton. All members of the Compensation Committee are independent within the meaning of the Nasdaq Global Market listing standards. This committee makes recommendations to the Board regarding executive compensation policy, the actual compensation of Directors and executive officers, and any benefit plans for the Company’s management team. The Compensation Committee held four meetings during 2008. The committee operates pursuant to a written charter adopted by the Board of Directors. A copy of the charter is available on our website at www.supertelinc.com under “Governance Docs.”

Nominating Committee

The Nominating Committee currently consists of Messrs. Dayton (Chairman), Steele and Jung. The committee operates pursuant to a written charter adopted by the Board of Directors. A copy of the charter is available on our website at www.supertelinc.com under “Governance Docs.”

Under its charter, the Nominating Committee is to consist of not less than three members. Each member of the Nominating Committee is independent within the meaning of the Nasdaq Stock Market listing standards.

The Nominating Committee is responsible for selecting those individuals to recommend to the entire Board of Directors for election to the board. The Nominating Committee will consider shareholder nominations for directors if made (1) in writing by a shareholder entitled to vote in the election of Directors generally and (2) pursuant to the company bylaws. In order to be considered for the next election of Directors at the 2010 Annual Meeting, in accordance with the Company’s bylaws, shareholder nominations must be received by the Secretary, at the Company’s principal office in Norfolk, Nebraska, on or before February 26, 2010.

In order to be valid, a shareholder nomination must set forth (1) the name and address of the shareholder who intends to make the nomination; (2) the name and address of the person or persons to be nominated; (3) a representation that the shareholder is a record holder of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (4) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such persons) pursuant to which the shareholder is making the nomination; (5) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (6) the written consent of each nominee to serve as a director if elected. Any candidates submitted by a shareholder or shareholder group are reviewed and considered in the same manner as all other candidates.

The Nominating Committee identifies director nominees through a combination of referrals, including by management, existing board members and shareholders, and direct solicitations, where warranted. Once a candidate has been identified the Nominating Committee reviews the individual’s experience and background, and may discuss the proposed nominee with the source of the recommendation. If the committee believes it to be appropriate, committee members may meet with the proposed nominee before making a final determination whether to recommend the individual as a nominee to the entire Board of Directors to stand for election to the board.

Among the factors that the committee considers when evaluating proposed nominees are their experience in the hospitality industry and knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The committee may request references and additional information from the candidate prior to reaching a conclusion. The committee is under no obligation to formally respond to recommendations, although as a matter of practice, every reasonable effort is made to do so.

The Nominating Committee received no shareholder recommendations for nomination to the Board of Directors in connection with the 2009 Annual Meeting. The Nominating Committee held one meeting during 2008.

Audit Committee

The Audit Committee currently consists of Messrs. Jung (Chairman), Zwerdling, Caggiano and Whittemore. All members of the Audit Committee are independent within the meaning of the Nasdaq Stock Market listing standards. The Audit Committee is responsible for the engagement of the independent registered public accounting firm, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves professional services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of the Company’s internal accounting controls. The Board of Directors has determined that Patrick J. Jung is an audit committee financial expert and independent within the meaning of SEC regulations. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. A copy of the charter is available on our website at www.supertelinc.com under “Governance Docs.” The Audit Committee held five meetings during 2008. The Audit Committee has a written policy with respect to its review and approval or ratification of transactions between the Company and a director, executive officer or related person covered by the SEC’s rule S-K 404(a).

Investment Committee

The Investment Committee currently consists of Messrs. Borgmann (Chairman), Zwerdling and Dayton. The Investment Committee reviews potential hotel acquisitions and makes recommendations to the Board of Directors with respect to proposed acquisitions. Any acquisition, investment or purchase of property requires approval of the Investment Committee of the Board of Directors.

Shareholder Communications with the Board of Directors

The Company provides an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so in writing to Board of Directors, Supertel Hospitality, Inc., 309 North 5th Street, Norfolk, NE 68701. Correspondence directed to an individual board member will be referred to that member. Correspondence not directed to a particular board member will be referred to the Chairman of the Board.

ITEM 1. ELECTION OF DIRECTORS

Nominees for Directors

The Company’s articles of incorporation provide that the Board of Directors can set the number of directors, but also provide that the Board of Directors must have no less than three nor more than nine directors. The Board of Directors is presently comprised of nine members. Mr. Caggiano and Mr. Steele have advised the Board of their intention to retire from the Board following the annual meeting. The Board of Directors has set the number of directors to serve in 2009 at seven, which means that seven directors will be elected at the Annual Meeting and will serve a term expiring at the next annual meeting or until a successor is selected. Each of the nominees is currently a director and has served continuously since joining the Board.

The Board of Directors has no reason to doubt the availability of the nominees, and all have indicated their willingness to serve as a director of the Company if elected. If any nominee becomes unavailable or unwilling to serve as a director for any reason, the person named as proxy on the Proxy Card is expected to consult with the Nominating Committee of the Company in voting the shares represented by the proxies, including voting for a substitute nominee.

The names of the director nominees, and certain information about them, are set forth below.

Paul J. Schulte, Chairman of the Board. Mr. Schulte, age 75, served as President and Chief Executive Officer from August 15, 2004 to April 14, 2009. Mr. Schulte joined the Company’s Board in October 1999, upon acquisition by the Company of the former Supertel Hospitality, Inc. Prior to the acquisition, he was a founder and had been Chairman of the Board, Director, President and Chief Executive Officer of the former Supertel, which was involved in acquiring, developing, owning, managing and operating limited service hotels.

George R. Whittemore, Director. Mr. Whittemore has served as a director of the Company since November 1994. Mr. Whittemore, age 59, retired, served as President and Chief Executive Officer of the Company until August 15, 2004. Mr. Whittemore served as Senior Vice President and director of both Anderson & Strudwick, Incorporated, a brokerage firm based in Richmond, Virginia, and Anderson & Strudwick Investment Corporation, from October 1996 until October 2001. Anderson & Strudwick has served as an underwriter for Company public stock offerings. He served as a director and the President and Managing Officer of Pioneer Federal Savings Bank and its parent, Pioneer Financial Corporation, from September 1982 until August 1994, when these institutions were acquired by a merger with Signet Banking Corporation (now Wachovia Corporation). Mr. Whittemore was appointed President of Mills Value Adviser, Inc., a registered investment advisor, in April 1996. Mr. Whittemore is currently a director and serves on the compensation committee of Village Bank & Trust in Richmond, Virginia. He is also a director of Prime Group Realty Trust and Lightstone Value Plus Real Estate Investment Trust, Inc. and serves on the audit committee of both companies. Mr. Whittemore is a graduate of the University of Richmond.

Committee: Audit

Steve H. Borgmann, Director. Mr. Borgmann joined the Company’s Board in October 1999, and since the merger between the former Supertel and the Company he has been engaged in developing and owning apartment buildings. Mr. Borgmann, age 63, was a founder, director and the Executive Vice President of former Supertel. Prior to the merger, Mr. Borgmann had been involved in acquiring, developing, owning, managing and operating limited service hotels for the former Supertel or its predecessors since 1978. Mr. Borgmann is a graduate of the University of Nebraska - Lincoln.

Committee: Compensation, Investment

Jeffrey M. Zwerdling, Esq., Director. Mr. Zwerdling has served as a director of the Company since November 1996. Mr. Zwerdling, age 64, is Managing Partner at the law firm of Zwerdling, Oppleman & Adams in Richmond, Virginia since June 1972. Mr. Zwerdling is a general practice attorney with an emphasis in commercial real estate, corporate law and general litigation. He is currently President and a director of The Corporate Center, owner of a 225,000 square foot office park complex located in Richmond, Virginia. Mr. Zwerdling is a graduate of Virginia Commonwealth University (B.S.) and William & Mary Law School (J.D.).

Committees: Audit, Investment

Allen L. Dayton, Director. Mr. Dayton joined the Company’s Board in May 2003, upon election by the Company’s shareholders. Mr. Dayton, age 60, has been Chairman of the Board of Video Service of America since 1977 and Southern Improvement Company since 2000. Mr. Dayton is a private investor and his investment holdings include positions in companies operating in the printing, cable television, distribution and real estate industries. Mr. Dayton was previously Chairman of the Kellogg Savings Bank. Mr. Dayton sits on the boards of several business schools, and also serves as a Trustee of the University of Nebraska Foundation.

Committees: Investment, Nominating, Compensation

Patrick J. Jung, Director. Mr. Jung, age 61, has served as Chief Operating Officer of Surdell & Partners LLC since 2001. Mr. Jung was with KPMG from 1970 until 2000. During that period, he served as a partner for 20 years and as the Managing Partner of the Nebraska Business Unit (offices in Omaha and Lincoln) for six years. Mr. Jung is a CPA, and is a graduate of the University of South Dakota and received his M. B.A. from Creighton University. Mr. Jung serves on the board of directors of the Burlington Capital Group, including America First Tax Exempt Investors, L.P., and also serves on the board of directors of Werner Enterprises, Inc. He also serves as chairman of Burlington Capital Group’s audit committee and Werner Enterprises’ audit committee and its compensation committee.

Committees: Audit, Nominating

William Latham, Director. Mr. Latham has served as a director of the Company since December 2008. Mr. Latham, age 75, is the founder and Chairman of the Board of Budget Motels, Inc. and has been active in the ownership and management of hotels since 1972. Mr. Latham was previously a member of the Board of Directors and served as Chairman of the Commonwealth Savings and Loan Association in Manassas, Virginia. Mr. Latham currently sits on several advisory boards and is an active member of the Virginia Tech Foundation’s Board of Directors and its audit committee. Mr. Latham is a graduate of Virginia Polytechnic Institute.

Unless authority for the above nominees is withheld, the person named as proxy on the Proxy Card will vote the shares represented by the enclosed proxy card, if executed and returned, “for” the election of the nominees named above.

The Board of Directors Unanimously Recommends a Vote “FOR” each of the Nominees.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis provides information which the Compensation Committee of the Board of Directors (the “Committee”) believes is relevant to an assessment and understanding of compensation awarded to, earned by or paid to Supertel’s executive officers listed in the summary compensation table (named executive officers). This discussion should be read in conjunction with the summary compensation table and related tables in this proxy statement and the “Compensation Committee” information in the corporate governance section in this proxy statement.

Compensation Overview and Objective. The Committee has the responsibility for developing and maintaining an executive compensation policy for named executive officers that creates a direct relationship between pay levels and corporate performance and returns to shareholders. The objective of the Company’s compensation program is to attract and retain a high caliber of management who will manage the Company in a manner that will promote its goals to achieve long term profitability and to advance the interest of the Company’s shareholders. The Committee believes that the performance in 2008 of the named executive officers indicate their commitment to achieving such goals for the Company and its shareholders. The compensation program for named executive officers seeks to achieve the objective of retaining a high caliber of management by:

•	providing overall competitive pay levels,

•	creating proper incentives to enhance shareholder value,

•	rewarding superior performance, and

•	compensating at levels that are justified by the returns available to shareholders.

Compensation Practices. The Committee reviews and evaluates the performance of the executive officers during the year, and will award cash bonuses or long-term incentives for significant performance.

The Company adopted the Supertel 2006 Stock Plan in 2006 for the benefit of its named officers and other employees. The plan, approved by the Company shareholders, is the first equity based compensation plan adopted by the Company. Supertel does not have a pension plan. Supertel’s executive officers may participate in its 401(k) Plan on the same terms as other participating employees. Supertel does not maintain a perquisite program for its executive officers.

Employment Agreements

Mr. Schulte was succeeded by Kelly Walters as President and Chief Executive Officer on April 14, 2009. Mr. Schulte is currently employed as a Company officer until his retirement on December 31, 2009. Pursuant to an employment letter recommended by the Compensation Committee and approved by the Board of Directors, Mr. Schulte will continue to receive his current salary until December 31, 2009. If Mr. Schulte’s employment is terminated without cause prior to December 31, 2009, he will be entitled to receive his monthly base salary through December 31, 2009. His employment agreement dated August 25, 2005 (with terms similar to the terms of Mr. Heimes’ employment agreement described below) is no longer of any force or effect, and he is not entitled to payments under that agreement.

On August 25, 2005, upon the recommendation of the Compensation Committee and approval of the Board of Directors, the Company entered into an employment agreement with Chief Financial Officer Donavon Heimes. The agreement provides for successive one-year renewal periods commencing January 1 of each year unless terminated by either party. The agreement provided for an initial annual base salary for Mr. Heimes in the original amount of $150,000, subject to review by the Compensation Committee annually. The agreement provides that he will be considered for cash bonuses and option grants on an annual basis. Any such bonus will be based on the recommendation of the Compensation Committee and any such option grant will be made in the sole discretion of the Compensation Committee. The agreement also provides that, in the event the Company terminates the agreement without cause, Mr. Heimes would be entitled to receive his annual base salary for twelve months following termination. The agreement also contains confidentiality and noncompetition covenants.

On June 30, 2008, upon the approval of the Compensation Committee, the Company entered into employment agreements with Steven C. Gilbert, Corrine L. Scarpello and David L. Walter. Each of the agreements provided for an initial term from June 18, 2008 until December 31, 2008, with successive one-year renewal periods unless terminated by either party. The agreements provide for initial annual base salaries of $112,000 for Mr. Gilbert, $127,500 for Ms. Scarpello, and $135,000 for Mr. Walter, subject in each case to review by the Compensation Committee annually. Each of the agreements provides that the employee will be considered for cash bonuses and option grants on an annual basis. Any such bonus will be based on the recommendation of the Compensation Committee and any such option grant will be made in the sole discretion of the Compensation Committee. Each of the agreements also provide that, in the event the Company terminates the agreement without cause, the employee would be entitled to receive his annual base salary for twelve months following termination. The agreements also contain confidentiality and noncompetition covenants.

On April 2, 2009, upon recommendation of the Compensation Committee and approval of the Board of Directors, the annual base salary for President and Chief Executive Officer Kelly Walters was set at $250,000 per annum.

Components of Compensation. Supertel’s executive compensation has three components, each of which is intended to support the overall compensation objective of retaining a high caliber of management. The three components are base salary, annual bonuses, and equity incentives. Historically the Company has paid solely cash compensation to its executive officers. In 2006, the Company added equity incentives to the compensation program for named executive officers.

Base Salary. Base salary is targeted to be competitive to attract and retain executives qualified to manage a hotel REIT. Base salary is intended to compensate the executive for satisfying the requirements of the position. Salaries for executive officers are reviewed by the Committee on an annual basis and may be changed based on the individual’s performance or a change in competitive pay levels in the marketplace.

The Committee reviews with the Chief Executive Officer an annual salary plan for the Company’s executive officers (other than the Chief Executive Officer). The salary plan is modified as deemed appropriate and approved by the Committee. The annual salary plan is developed by the Chief Executive Officer and is based on his judgment as to the past and expected future contributions of the individual executive. The Committee reviews and establishes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee’s assessment of his past performance, leadership in the conduct of the Company’s business, and its expectation as to his future contribution in directing the long-term success of the Company.

Based on the factors described above, the Committee maintained base salaries for 2009 at 2008 levels for the named executive officers as follows: Mr. Schulte, $270,000 and Mr. Heimes, $230,000, Mr. Walter, $135,000, Ms. Scarpello, $127,500 and Mr. Gilbert, $112,000.

Annual Bonuses. No discretionary cash bonuses were awarded to the named executive officers in 2008.

Equity Incentive Plan. Equity stock incentives are provided primarily through grants of stock options to executive officers pursuant to the shareholder approved Supertel 2006 Stock Plan. The Committee recognizes the value of equity incentives in assisting Supertel in the hiring and retaining of management personnel and in enhancing the long-term mutuality of interest between Supertel shareholders and its directors, officers and employees. The Committee granted options for an aggregate of 30,000 shares to the employees during 2008. Ten thousand options were granted to each of the following named executive officers: Mr. Walter, Ms. Scarpello and Mr. Gilbert. Stock options are granted at the market value on the date of the grant and have value only if the Company’s stock price increases. Stock options granted during 2008 vested on December 31, 2008. Employees must be employed by the Company at the time of vesting in order to exercise the options.

The Committee has stated its belief that the compensation components described above provide compensation that links executive and shareholder interests and provides the basis for the Company to attract and retain qualified executives. The Committee has indicated that it will continue to monitor the relationship among executive compensation, the Company’s performance and shareholder value.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Loren Steele, Chairman
Steve H. Borgmann
Joseph Caggiano
Allen Dayton

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Paul J. Schulte, President Chief Executive Officer (1)	2008 2007 2006	270,000 250,000 250,000	0 17,500 35,000	0 8,308 20,700	26,500 25,000 22,000	296,500 300,808 327,700

Donavon A. Heimes Chief Financial Officer and Secretary	2008 2007 2006	230,000 200,000 175,000	0 12,500 25,000	0 10,385 18,975	9,154 8,389 5,688	239,154 231,274 224,663

Steven C. Gilbert Senior Vice President, CAP-EX	2008	112,000	0	4,000	4,469	120,469

Corrine L. Scarpello Senior Vice President and Chief Accounting Officer	2008	127,500	0	4,000	5,088	136,588

David L. Walter Senior Vice President and Treasurer	2008	135,000	0	4,000	4,969	143,969

(1)	Mr. Schulte was succeeded by Kelly Walters as President and Chief Executive Officer on April 14, 2009.
(2)	This column includes the compensation expense recorded by the Company in 2008, 2007 and 2006 on stock options. See footnote 10 to the Company’s consolidated financial statements for the assumptions used in the valuation of these awards.
(3)	Amounts for the named executive officers, except for Mr. Schulte, represent contributions credited by the Company during 2008, 2007 and 2006 to its 401(k) plan. Amount for Mr. Schulte represents director fees paid to him by the Company during 2008, 2007 and 2006.

Grants of Plan-Based Awards

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
Steven C. Gilbert Senior Vice President, CAP-EX	May 22, 2008	10,000	5.28	$4,000

Corrine L. Scarpello Senior Vice President and Chief Accounting Officer	May 22, 2008	10,000	5.28	$4,000

David L. Walter Senior Vice President and Treasurer	May 22, 2008	10,000	5.28	$4,000

(1)	Stock option awards are made under the Supertel 2006 Stock Plan, at an exercise price which is equal to the average of the high and low sales price of the common stock as reported on the date of grant. These options vested on December 31, 2008.
(2)	See footnote 10 to the Company’s consolidated financial statements for the assumptions used in valuing these awards.

Outstanding Equity Awards at Fiscal Year-End

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Paul J. Schulte, President Chief Executive Officer	30,000 10,000	0 0	5.89 7.55	May 25, 2010 May 24, 2011

Donavon A. Heimes Chief Financial Officer, Treasurer and Secretary	27,500 12,500	0 0	5.89 7.55	May 25, 2010 May 24, 2011

Steven C. Gilbert Senior Vice President, CAP-EX	7,501 7,500 10,000	0 0 0	5.89 7.55 5.28	May 25, 2010 May 24, 2011 May 22, 2012

Corrine L. Scarpello Senior Vice President and Chief Accounting Officer	7,500 7,500 10,000	0 0 0	5.89 7.55 5.28	May 25, 2010 May 24, 2011 May 22, 2012

David L. Walter Senior Vice President and Treasurer	7,500 7,501 10,000	0 0 0	5.89 7.55 5.28	May 25, 2010 May 24, 2011 May 22, 2012

The options expiring May 25, 2010 vested on December 31, 2006; options expiring May 24, 2011 vested on December 31, 2007 and options expiring May 22, 2012 vested on December 31, 2008.

Potential Payments Upon Termination or Change-in-Control

The Company’s employment agreements with each of Mr. Heimes, Mr. Gilbert, Ms. Scarpello, and Mr. Walter provides that in the event such officer’s employment is terminated without cause, the officer will receive 12 months of base salary. Mr. Schulte’s employment letter dated April 2, 2009 provides that if his employment is terminated without cause prior to December 31, 2009, he will be entitled to receive his monthly base salary through December 31, 2009. The Company’s shareholder-approved stock plan provides that all outstanding options become immediately exercisable in the event of a change-in-control (as defined in the plan). All outstanding options as of December 31, 2008 were vested and exercisable.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Steve H. Borgmann	28,000	0	28,000

Joseph Caggiano	26,500	0	26,500

Allen L. Dayton	26,500	0	26,500

Patrick J. Jung	29,500	0	29,500

William Latham	6,000	0	6,000

Loren Steele	28,000	0	28,000

George R. Whittemore	26,500	0	26,500

Jeffrey M. Zwerdling	26,500	0	26,500

Each director in 2008 received an annual retainer of $20,000. Additionally, directors received fees of $1,000 per meeting attended in person and $500 per telephonic meeting. Committee chairman received compensation as follows: audit committee chairman annual retainer of $3,000; compensation committee chairman annual retainer of $1,500 and investment committee chairman annual retainer of $1,500. Outstanding option awards for each director as of December 31, 2008 were as follows: Messrs. Borgmann, Caggiano, Dayton, Jung, Steele, and Whittemore, 5,714 shares; and Mr. Zwerdling, 2,857 shares.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of four Directors, each of whom satisfies the independence and financial literacy requirements of the Nasdaq Stock Market listing standards. The Board of Directors has determined that all committee members are audit committee financial experts (as defined by the Securities and Exchange Commission). The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with U.S. generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and KPMG.

The Audit Committee received from and discussed with KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with KPMG any matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board relating to communications between the Audit Committee and the independent auditors.

Based upon the Audit Committee’s discussions with management and KPMG and the Audit Committee’s review of the representation of management and the report of KPMG to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

The Audit Committee appointed KPMG to serve as the Company’s independent registered public accounting firm for fiscal year 2009, subject to shareholder approval.

THE AUDIT COMMITTEE

Patrick J. Jung, Chairman
Jeffrey M. Zwerdling
Joseph Caggiano
George R. Whittemore

ITEM 2: APPROVAL OF AN AMENDMENT OF THE SUPERTEL 2006 STOCK PLAN

General

The Board of Directors recognizes the value of stock incentives in assisting Supertel in the hiring and retaining of management personnel and in enhancing the long-term mutuality of interest between Supertel shareholders and its directors, officers and employees. Shareholders are being asked to approve an amendment to the Supertel 2006 Stock Plan, (the “Plan”) to increase the maximum number of shares that have been reserved for issuance under the Plan from 200,000 to 300,000, and to use the closing price of the Supertel common stock as the measure of fair market value on the applicable trading day with respect to future awards under the Plan.

As of the date of this proxy statement, there were outstanding options granted under the Plan to purchase 192,143 shares of Supertel common stock. No other awards have been issued under the Plan and only 5,000 shares remain available for grants under the Plan. The Board of Directors has approved, subject to shareholder approval, an amendment to the Plan to increase the number of shares of common stock reserved for issuance under the Plan by an additional 100,000 shares.

The Plan currently defines fair market value in reference to the Supertel common stock as the average of the high and low sales price on the applicable trading day. As a means of simplifying future reporting in the equity awards table in the proxy statement, the Board also voted, subject to shareholder approval, to amend the definition of fair market value to mean the closing price of the Supertel common stock on the applicable trading day.

The Plan was previously approved by the shareholders on May 25, 2006 annual meeting of shareholders. The principal features of the Plan are summarized below.

Description of the Supertel 2006 Stock Plan

Under the Plan, the Compensation Committee (the “Committee”) of the Board may grant stock options, stock appreciation rights, restricted stock and certain stock bonuses to officers, other employees, and directors of Supertel and its subsidiaries. The number of grantees may vary from year to year. The number of persons eligible to participate in the Plan is estimated to be approximately 20. The Committee administers the Plan and its determinations are binding upon all persons participating in the Plan.

Any shares of common stock subject to an award which for any reasons are cancelled, terminated or otherwise settled without the issuance of any common stock are again available for awards under the Plan. If payment for an award or the satisfaction of related withholding tax liabilities is effected through the surrender of common stock or the withholding of common stock, the number of shares of common stock available for awards under the Plan shall be increased by the number of shares of common stock so surrendered or withheld. The maximum number of shares of common stock which may be issued under the Plan to any one participant shall not exceed 20% of the aggregate number of shares of common stock that may be issued under the Plan. A maximum of 20% of the shares of stock available under the Plan may be issued as restricted stock or stock bonuses. In addition, a maximum of 20% of the shares available under the plan may be issued to non-employee directors.

The shares may be unissued shares or treasury stock. If there is a stock split, stock dividend, recapitalization, spinoff, exchange or other similar corporate transaction or event affecting Supertel’s common stock, appropriate adjustments shall be made by the Committee in the number of shares issuable in the future and in the number of shares and price under all outstanding grants made before the event.

Grants Under The Plan

Stock Options: The Committee may grant nonqualified options and options qualifying as incentive stock options. The option price of either a nonqualified stock option or an incentive stock option will be the fair market value of the common stock on the date of grant. Options qualifying as incentive stock options must meet certain requirements of the Internal Revenue Code. To exercise an option, an optionee may pay the option price in cash, or if permitted by the Committee, by withholding shares otherwise issuable on exercise of the option or by delivering other shares of common stock, if such shares have been owned by the optionee for at least six months. The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant. The Committee will determine the time or times when each option is exercisable. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee. All outstanding options become immediately exercisable in the event of a change-in-control (as defined in the Plan) of Supertel. Options may not be repriced.

Stock Appreciation Rights: The Committee may grant a stock appreciation right (a “SAR”) in conjunction with an option granted under the Plan or separately from any option. Each SAR granted in tandem with an option may be exercised only to the extent that the corresponding option is exercised, and such SAR terminates upon termination or exercise of the corresponding option. Upon the exercise of a SAR granted in tandem with an option, the corresponding option will terminate. SAR’s granted separately from options may be granted on such terms and conditions as the Committee establishes. If an participant exercises a SAR, the participant will generally receive a payment equal to the excess of the fair market value at the time of exercise of the shares with respect to which the SAR is being exercised over the price of such shares as fixed by the Committee at the time the SAR was granted. Payment may be made in cash, in shares of Supertel common stock, or any combination of cash and shares as the Committee determines.

Restricted Stock: The Committee may grant awards of restricted stock under the Plan. The restrictions on such shares shall be established by the Committee, which may include restrictions relating to continued employment and Supertel financial performance. The Committee may issue such restricted stock awards without any cash payment by the employee, or with such cash payment as the Committee may determine. All restrictions lapse in the event of a change-in-control (as defined in the Plan) of Supertel. The Committee intends that all restricted stock grants shall have a restriction period of one year on performance-based restricted stock and three years on tenure-based restricted stock. The Committee has the right to accelerate the vesting of restricted shares and to waive any restrictions. The Committee intends to grant acceleration or waiver of restricted stock provisions only in the case of special circumstances.

Stock Bonuses: The Committee may grant a bonus in shares of Supertel common stock to employees under the Plan. Such stock bonuses shall only be granted in lieu of cash compensation otherwise payable to such employee.

Tax Withholding: The Committee may permit a participant to satisfy applicable federal, state and local tax withholding requirements through the delivery to Supertel of previously-acquired shares of common stock or by having shares otherwise issuable under the Plan withheld by Supertel.

Other Information: Except as permitted by the Committee, awards under the Plan are not transferable except by will or under the laws of descent and distribution. The Board may terminate the Plan at any time but such termination shall not affect any stock options, SAR’s, restricted stock or stock bonuses then outstanding under the Plan. Unless terminated by action of the Board, the Plan will continue in effect until December 31, 2015, but awards granted prior to such date will continue in effect until they expire in accordance with their original terms. The Board may also amend the Plan as it deems advisable. Amendments which (1) materially modify the requirements for participation in the 2006 Stock Plan, (2) increase the number of shares of Supertel common stock subject to issuance under the 2006 Stock Plan, or (3) change the minimum exercise price for stock options as provided in the Plan, must be submitted to shareholders for approval.

Federal Income Tax Consequences

With respect to incentive stock options, if the holder of an option does not dispose of the shares acquired upon exercise of the option within one year from the transfer of such shares to such employee, or within two years from the date the option to acquire such shares is granted, then for federal income tax purposes (1) the optionee will not recognize any income at the time of exercise of the option; (2) the excess of the fair market value of the shares as of the date of exercise over the option price will constitute an “item of adjustment” for purposes of the alternative minimum tax; and (3) the difference between the option price and the amount realized upon the sale of the shares by the optionee will be treated as a long-term capital gain or loss. Supertel will not be allowed a deduction for federal income tax purposes in connection with the granting of an incentive stock option or the issuance of shares thereunder.

With respect to the grant of options which are not incentive stock options, the person receiving an option will recognize no income on receipt thereof. Upon the exercise of the option, the optionee will recognize ordinary income in the amount of the difference between the option price and the fair market value of the shares on the date the option is exercised. Supertel generally will receive an equivalent deduction at that time.

With respect to restricted stock awards and bonuses of common stock, an amount equal to the fair market value of the Supertel shares distributed to the employee (in excess of any purchase price paid by the employee) will be includable in the employee’s gross income at the time of receipt unless the award is not transferable and subject to a substantial risk of forfeiture as defined in Section 83 of the Internal Revenue Code (a “Forfeiture Restriction”). If an employee receives an award subject to a Forfeiture Restriction, the employee may elect to include in gross income the fair market value of the award. In the absence of such an election, the employee will include in gross income the fair market value of the award subject to a Forfeiture Restriction on the earlier of the date such restrictions lapse or the date the award becomes transferable. Supertel generally is entitled to a deduction at the time and in the amount that the income is included in the gross income of an employee.

With respect to stock appreciation rights, the amount of any cash (or the fair market value of any common stock) received upon the exercise of a stock appreciation right will be subject to ordinary income tax in the year of receipt and Supertel generally will be entitled to a deduction for such amount.

New Plan Benefits

As of the date of this proxy statement, there were outstanding options granted under the Plan to purchase 192,143 shares of Supertel common stock. Only 5,000 shares remained available for grants under the Plan. Unless and until the amendment to the Plan is approved by the Company’s shareholders, no awards will be granted from the additional 100,000 shares to be added to the Plan by amendment. Because of the discretionary nature of any future awards under the Plan, the amount of such awards is not determinable at this time with respect to the Company’s executive officers, other employees and directors.

Vote Required

The favorable vote of the holders of a majority of the outstanding shares of Supertel’s common stock present in person or represented by proxy at the meeting is required for approval of the Plan.

The Board of Directors Unanimously Recommend a Vote “FOR” Approval of the Amendment of the

Supertel 2006 Stock Plan.

ITEM 3. RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The following table presents the fees for professional audit services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2008 and 2007, and fees billed for other services rendered by KPMG during those periods.

Year Ended December 31,	2008	2007
Audit Fees(1)	$372,576	$235,650
Audit Related Fees(2)	60,875	166,098
Tax Fees(3)	78,700	94,341
All Other Fees	5,200	0

Total	$517,351	$496,089

(1)	Includes fees billed for professional services rendered by KPMG LLP for the audit of the Company’s fiscal 2008 and 2007 annual financial statements, review of the Company’s quarterly financial statements during 2008 and 2007, and the audit of the effectiveness of the Company’s internal control over financial reporting.
(2)	Includes fees billed for professional services rendered by KPMG LLP in connection with registration statements and audits in connection with acquisitions.
(3)	Includes fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice, and tax planning.

The Audit Committee has determined that the provision of the non-audit services performed by KPMG during the 2008 and 2007 fiscal years is compatible with maintaining KPMG’s independence from the Company.

Pursuant to the terms of the Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent accountants. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent accountants in order to assure that the provisions of such services does not impair the accountants’ independence. The Audit Committee has delegated interim pre-approval authority to Mr. Jung, Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting.

The Audit Committee has appointed KPMG as the Company’s independent registered public accounting firm for fiscal year 2009 and requests that shareholders ratify this appointment. A representative of KPMG is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions. In the event the shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee.

KPMG’s principal function is to audit the consolidated financial statements of the Company and its subsidiaries and, in connection with that audit, to review certain related filings with the SEC and to conduct limited reviews of the financial statements included in the Company’s quarterly reports.

The Board of Directors Unanimously Recommends a Vote “FOR” Ratification of the Selection of KPMG as

the Company’s Independent Accountants for Fiscal Year 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under United States securities laws, the Company’s directors and executive officers, and persons who own more than 10% of our common stock, are required to report their ownership of the common stock and any changes in ownership to the Securities and Exchange Commission (the “SEC”). These persons are also required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file such reports by those due dates during the 2008 fiscal year.

Based solely upon a review of the reports furnished to the Company or written representations from the Company’s directors and executive officers, the Company believes that all of these filing requirements were satisfied by the Company’s directors and executive officers, and owners of more than 10% of the common stock on a timely basis except for one report filed by Director Borgmann approximately two weeks after the date of his share purchase transactions.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2010 Annual Meeting, the proposal must be in proper form and must be received by the Company at its main office in Norfolk, Nebraska, on or before December 18, 2009.

If any shareholder intends to present a proposal at the 2010 Annual Meeting, the proposal must be in proper form and must be received by the Company at its main office in Norfolk, Nebraska, on or before February 26, 2010. The proxy solicited by the Board of Directors for the 2010 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Company has not received notice of such proposal by this date. The Bylaws specify the information which must accompany any such proposal. Any shareholder may obtain details on the provisions of the Bylaws from the Corporate Secretary.

OTHER MATTERS

As of the date of this Proxy Statement, management knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

The Company will furnish to each beneficial owner of Common Stock entitled to vote at the Annual Meeting, upon written request to the attention of Investor Relations at 309 North 5th Street, Norfolk, NE 68701, additional copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including the financial statements and financial statement schedules as filed by the Company with the SEC.

By Order of the Board of Directors,

Paul J. Schulte
Chairman

April 17, 2009

APPENDIX A

Note: Pursuant to Instruction 3 to Item 10 of Schedule 14A of the Securities Exchange Act of 1934, the following written plan document, which is not being mailed to stockholders with the proxy statement, is being filed in electronic format as an appendix to this proxy statement filing.

Upon approval of the shareholders of Supertel Hospitality, Inc. at the company’s annual shareholders meeting on May 28, 2009, the Supertel 2006 Stock Plan shall be amended as set forth below:

“AMENDMENT TO SUPERTEL 2006 STOCK PLAN

Section 2.1(i) and Section 5.1 of the Supertel 2006 Stock Plan are hereby amended in their entirety as follows:

“2.1 Definitions. . .(i) “Fair Market Value” means, on any date, the closing sales price of the Stock as reported on the National Association of Securities Dealers Automated Quotation system (or on such other recognized market or quotation system on which the trading prices of the Stock are traded or quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on such system (or such other system) on such date, Fair Market Value shall mean the closing sale price on the immediately preceding date on which Stock transactions were so reported.”

and

“5.1 Number. Subject to the provisions of Section 5.3, the number of shares of Stock subject to Awards under the Plan may not exceed 300,000 shares of Stock. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose. The maximum number of shares of Stock with respect to which Awards may be granted to any one Participant under the Plan is 20% of the aggregate number of shares of Stock available for Awards under Section 5.1. A maximum of 20% of the shares of Stock available for issuance under the Plan may be issued as Restricted Stock or Stock Bonuses. A maximum of 20% of the shares of Stock available for issuance under the Plan may be issued in the aggregate to non-employee Directors.”

The following is the Supertel 2006 Stock Plan as approved by the shareholders of Supertel Hospitality, Inc. on May 25, 2006.

SUPERTEL 2006 STOCK PLAN

SECTION 1

NAME AND PURPOSE

1.1 Name. The name of the plan shall be the Supertel 2006 Stock Plan (the “Plan”).

1.2. Purpose of Plan. The purpose of the Plan is to foster and promote the long-term financial success of the Company and increase stockholder value by (a) motivating superior performance by means of stock incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and Directors and (c) enabling the Company to attract and retain the services of a management team responsible for the long-term financial success of the Company.

SECTION 2

DEFINITIONS

2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Stock Bonus, or any combination thereof, including Awards combining two or more types of Awards in a single grant.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee of the Board, which shall consist of two or more members, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 as promulgated under the Act.

(f) “Company” means Supertel Hospitality, Inc., a Virginia corporation (and any successor thereto) and its Subsidiaries.

(g) “Director” means any director of the Company.

(h) “Employee” means any employee of the Company or any of its Subsidiaries.

(i) “Fair Market Value” means, on any date, the average of the high and low sales prices of the Stock as reported on the National Association of Securities Dealers Automated Quotation system (or on such other recognized market or quotation system on which the trading prices of the Stock are traded or quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on such system (or such other system) on such date, Fair Market Value shall mean the average of the high and low sale prices on the immediately preceding date on which Stock transactions were so reported.

(j) “Option” means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an Incentive Stock Option within the meaning of Section 422 of the Code or (ii) a Nonstatutory Stock Option.

(k) “Participant” means any Employee or Director designated by the Committee to participate in the Plan.

(l) “Plan” means the Supertel 2006 Stock Plan, as in effect from time to time.

(m) “Restricted Stock” shall mean a share of Stock granted to a Participant subject to such restrictions as the Committee may determine.

(n) “Stock” means the Common Stock of the Company, par value $.01 per share.

(o) “Stock Appreciation Right” means the right, subject to such terms and conditions as the Committee may determine, to receive an amount in cash or Stock, as determined by the Committee, equal to the excess of (i) the Fair Market Value, as of the date such Stock Appreciation Right is exercised, of the number shares of Stock covered by the Stock Appreciation Right being exercised over (ii) the aggregate exercise price of such Stock Appreciation Right.

(p) “Stock Bonus” means the grant of Stock as compensation from the Company, which may be in lieu of cash compensation otherwise receivable by the Participant or in addition to such cash compensation.

(q) “Subsidiary” means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3

ELIGIBILITY AND PARTICIPATION

The only persons eligible to participate in the Plan shall be those Employees and Directors selected by the Committee as Participants.

SECTION 4

POWERS OF THE COMMITTEE

4.1 Power to Grant. The Committee shall determine the Participants to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Awards, and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

4.2 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

SECTION 5

STOCK SUBJECT TO PLAN

5.1 Number. Subject to the provisions of Section 5.3, the number of shares of Stock subject to Awards under the Plan may not exceed 200,000 shares of Stock. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose. The maximum number of shares of Stock with respect to which Awards may be granted to any one Participant under the Plan is 20% of the aggregate number of shares of Stock available for Awards under Section 5.1. A maximum of 20% of the shares of Stock available for issuance under the Plan may be issued as Restricted Stock or Stock Bonuses. A maximum of 20% of the shares of Stock available for issuance under the Plan may be issued in the aggregate to non-employee Directors.

5.2 Cancelled, Terminated or Forfeited Awards. Any shares of Stock subject to an Award which for any reason are cancelled, terminated or otherwise settled without the issuance of any Stock shall again be available for Awards under the Plan. In the event that an Award is exercised through the delivery of Stock or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Stock by the Company, the number of shares available for Awards under the Plan shall be increased by the number of shares surrendered or withheld.

5.3 Adjustment in Capitalization. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change, (i) the aggregate number of shares of Stock available for Awards under Section 5.1 and (ii) the number of shares and exercise price with respect to Options and the number, prices and dollar value of other Awards, may be appropriately adjusted by the Committee, whose determination shall be conclusive.

SECTION 6

STOCK OPTIONS

6.1 Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options. The Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, the exercisability (if any) of the Option in the event of death, retirement, disability or termination of employment, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

6.2 Option Price. Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Option is granted. Options may not be repriced.

6.3 Exercise of Options. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee may impose, subject to the Committee’s right to accelerate the exercisability of such Option in its discretion. Notwithstanding the foregoing, no Option shall be exercisable for more than ten years after the date on which it is granted.

6.4 Payment. The Committee shall establish procedures governing the exercise of Options, which shall require that written notice of exercise be given and that the Option price be paid in full in cash or cash equivalents, including by personal check, at the time of exercise or pursuant to any arrangement that the Committee shall approve. The Committee may, in its discretion, permit a Participant to make payment (i) by tendering, either by actual delivery of shares or by attestation, shares of Stock already owned by the Participant valued at its Fair Market Value on the date of exercise (if such Stock has been owned by the Participant for at least six months) or (ii) by electing to have the Company retain Stock which would otherwise be issued on exercise of the Option, valued at its Fair Market Value on the date of exercise. As soon as practicable after receipt of a written exercise notice and full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock.

6.5 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded under Section 421 of the Code.

SECTION 7

STOCK APPRECIATION RIGHTS

7.1 SAR’s In Tandem with Options. Stock Appreciation Rights may be granted to Participants in tandem with any Option granted under the Plan, either at or after the time of the grant of such Option, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Each Stock Appreciation Right shall only be exercisable to the extent that the corresponding Option is exercisable, and shall terminate upon termination or exercise of the corresponding Option. Upon the exercise of any Stock Appreciation Right, the corresponding Option shall terminate.

7.2 Other Stock Appreciation Rights. Stock Appreciation Rights may also be granted to Participants separately from any Option, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

SECTION 8

RESTRICTED STOCK

8.1 Grant of Restricted Stock. The Committee may grant Restricted Stock to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. Each grant of Restricted Stock shall be subject to such restrictions, which may relate to continued employment with the Company, performance of the Company, or other restrictions, as the Committee may determine. Each grant of Restricted Stock shall be evidenced by a written agreement setting forth the terms of such Award.

8.2 Removal of Restrictions. The Committee may accelerate or waive such restrictions in whole or in part at any time in its discretion.

SECTION 9

STOCK BONUSES

9.1 Grant of Stock Bonuses. The Committee may grant a Stock Bonus to a Participant at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine.

9.2 Effect on Compensation. The Committee may from time to time determine to grant a Stock Bonus in lieu of salary or cash bonuses otherwise payable to a Participant.

SECTION 10

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

10.1 General. The Board may from time to time amend, modify or terminate any or all of the provisions of the Plan, subject to the provisions of this Section 10.1. The Board may not change the Plan in a manner which would prevent outstanding Incentive Stock Options granted under the Plan from being Incentive Stock Options without the consent of the optionees concerned. Furthermore, the Board may not make any amendment which would (i) materially modify the requirements for participation in the Plan, (ii) increase the number of shares of Stock subject to Awards under the Plan or to any one Employee pursuant to Section 5.1, or (iii) change the minimum exercise price for Stock Options as provided in Section 6.2, in each case without the consent and approval of the holders of a majority of the outstanding shares of Stock entitled to vote thereon. No amendment or modification shall affect the rights of any Employee with respect to a previously granted Award, nor shall any amendment or modification affect the rights of any Eligible Director pursuant to a previously granted Director Award.

10.2 Termination of Plan. No further Options shall be granted under the Plan subsequent to December 31, 2015, or such earlier date as may be determined by the Board.

SECTION 11

MISCELLANEOUS PROVISIONS

11.1 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingent or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant shall be in a form prescribed by the Committee, and will be effective only when filed in writing with the Committee. In the absence of any such designation, Awards outstanding at death may be exercised by the Participant’s surviving spouse, if any, or otherwise by his estate, subject to the terms and conditions of the Award.

11.2 No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

11.3 Tax Withholding. The Company shall have the power to withhold, or require a Participant remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the Plan, and the Company may defer issuance of Stock until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Stock otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Stock, in each case having a Fair Market Value sufficient to satisfy all or part of the Participant’s estimated total federal, state and local tax obligation associated with the transaction.

11.4 Change of Control. On the date of a Change of Control, all outstanding options and stock appreciation rights shall become immediately exercisable and all restrictions with respect to Restricted Stock shall lapse. “Change of Control” shall mean:

(i) The acquisition (other than from the Company) by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Act (excluding any acquisition or holding by (i) the Company or its subsidiaries or (ii) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for the election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

(iii) Consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

11.5 Company Intent. The Company intends that the Plan comply in all respects with Rule 16b-3 under the Act, and any ambiguities or inconsistencies in the construction of the Plan shall be interpreted to give effect to such intention.

11.6 Requirements of Law. The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as may be required.

11.7 Nontransferability of Awards. Except as otherwise provided by the Committee, Awards under the Plan are not transferable, except by will or by the laws of descent and distribution.

11.8 Agreements with Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written agreement as is determined by the Committee or its designee.

11.9 Effective Date. The Plan shall be effective upon its adoption by the Board subject to approval by the affirmative vote of the holders of a majority of the shares of Stock present in person or by proxy at the 2006 stockholders’ meeting.

11.10 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Virginia.

PROXY

SUPERTEL HOSPITALITY, INC.

309 N. 5th Street, Norfolk, NE 68701

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Paul J. Schulte and Donavon A. Heimes, as proxy, each with the power to appoint such person’s substitute, and hereby authorizes them to vote, as designated below, all the shares of common stock of Supertel Hospitality, Inc. held of record by the undersigned on April 13, 2009, at the annual meeting of shareholders to be held on May 28, 2009 or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2 and 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

(1)	Election of Directors

☐    FOR ALL NOMINEES:

☐    WITHHOLD AUTHORITY FOR ALL NOMINEES.

☐    FOR ALL EXCEPT:

(see instructions below)

NOMINEES:

O    Paul J. Schulte

O    Steve H. Borgmann

O    Jeffrey M. Zwerdling

O    George R. Whittemore

O    Allen L. Dayton

O    Patrick J. Jung

O    William Latham

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here: —

(2)	To approve an amendment of the Supertel 2006 Stock Plan.

☐    For

☐    Against

☐    Abstain

(3)	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2009.

☐    For

☐    Against

☐    Abstain

(4)	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the election of all nominees for director, amendment of the Supertel 2006 Stock Plan, and for ratification of the selection of KPMG LLP, and in their discretion for any other matters coming before the meeting.

DATED:                 , 2009

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

Signature

Signature (if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.              ☐